EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191963) and the Registration Statement on Form F-3 (No. 333-181129) of Homeinns Hotel Group of our report dated April 24, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers ZhongTian LLP

Shanghai, People’s Republic of China

April 24, 2015